UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On December 14, 2017, the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Sue Mahony, Ph.D. as an independent, nonemployee member of the Board to fill the resulting vacancy, effective immediately. Dr. Mahony was also appointed a member of the Science and Technology Committee

Dr. Mahony will participate in the standard independent, nonemployee director compensation arrangements described in the proxy statement for the Company’s 2017 annual meeting of stockholders under the caption entitled “Director Compensation.” In addition, in connection with her appointment to the Board, Dr. Mahony was granted an option to purchase 20,000 shares of the Company’s common stock, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.

There are no arrangements or understandings between Dr. Mahony and any other person pursuant to which Dr. Mahony was selected to serve on the Board, and there are no relationships between Dr. Mahony and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Dr. Mahony is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated December 18, 2017.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2017	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer